EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in this Registration Statement of iSecureTrac Corp. on Form S-8 of our report, dated February 14, 2006, included in and incorporated by reference in the Annual Report of Form 10-KSB of iSecureTrac Corp. for the year ended December 31, 2005.


/s/ McGladrey & Pullen, LLP
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McGladrey & Pullen, LLP

Kansas City, MO

August 25, 2006